Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS THIRD QUARTER RESULTS

Third Quarter 2021 Results:

•	Net sales of $8.5 million vs. $7.2 million in 2020, representing an 18% organic increase versus the prior year

•	Net loss of $2.5 million (($0.20) per share) driven by $1.6 million valuation allowance on deferred tax asset and $0.4 million inventory impairment

GREENWOOD VILLAGE, COLORADO – November 15, 2021 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced results for the three months ended September 30, 2021.

Third Quarter Financial Results

In the third quarter of 2021, net sales increased 18% to $8.5 million compared to $7.2 million in the same period in 2020. The increase was driven by reduced COVID-related retail and supply chain impacts as well as success in driving enhanced awareness of several key brands, including Alpha Skin Care.

Our net loss of $2.5 million was primarily driven by the establishment of a valuation allowance against our deferred tax asset and impairment costs related to slow moving and obsolete inventories. We also continued to experience increases in logistics-related expenses driven by supply chain disruptions and product delays.

Subsequent to the end of the third quarter, we entered into a new loan agreement in the amount of $2 million with Denver-based La Plata Capital and further amended our loan agreement with UMB.

Management Commentary

“Over the last six months, we have undertaken a series of actions to improve operating performance, reduce costs, stabilize inventory levels, implement pricing initiatives, and position the Company for stronger performance and growth,” said Tisha Pedrazzini, President of Scott’s. “We continue to focus on the profitable growth of key brands in the skin and pet care categories while accelerating conversion in the e-commerce channel. We continue to sharpen our strategies by modernizing packaging, expanding our consumer base, innovating, and leveraging social media in new ways.”

Dan Roller, Chairman of the Board, commented, “With our new management team now in place, we are focused on strategically developing and growing our portfolio of brands, as well as potentially monetizing brands that do not fit our strategic vision.”

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$8,555	$7,197	$26,439	$21,134
Cost of sales	5,413	3,973	15,637	11,578
Gross Profit	3,142	3,224	10,802	9,556

Operating expenses:
Advertising	144	169	506	531
Selling	2,686	2,168	7,755	5,371
General and administrative	836	976	3,782	3,435
Intangible asset amortization	401	401	1,203	849
Total operating expenses	4,067	3,714	13,246	10,186
Loss from operations	(925)	(490)	(2,444)	(630)

Interest income	-	-	-	3
Interest expense	(208)	(137)	(517)	(215)
Income from distribution agreement termination	-	-	-	350
Loss before income taxes	(1,133)	(627)	(2,961)	(492)
Income tax (expense) benefit	(1,335)	110	(853)	174
Net loss	$(2,468)	$(517)	$(3,814)	$(318)

Net loss per common share
Basic	$(0.20)	$(0.04)	$(0.30)	$(0.03)
Diluted	$(0.20)	$(0.04)	$(0.30)	$(0.03)
Weighted average shares outstanding
Basic	12,642	12,480	12,628	12,468
Diluted	12,642	12,480	12,628	12,468

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	September 30,	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$12	$5
Accounts receivable, net	4,284	4,512
Inventories, net	6,639	3,988
Income taxes receivable	343	535
Prepaid expenses	533	596
Other current assets	-	112
Total current assets	11,811	9,748

Property and equipment, net	9	18
Deferred tax asset	-	784
Goodwill	5,280	5,280
Intangible assets, net	13,763	14,703
Operating lease right-of-use assets	2,796	2,985
Other assets	38	38
Total assets	$33,697	$33,556

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,152	$1,799
Accrued expenses	1,064	296
Current portion of long-term debt	1,000	1,000
Operating lease liabilities, current portion	247	249
Other current liabilities	-	67
Total current liabilities	5,463	3,411

Long-term debt, net of current portion and debt issuance costs	6,519	4,521
Operating lease liabilities, net of current	2,846	3,032
Other liabilities	62	127
Total liabilities	14,890	11,091

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,666 shares (2021) and 12,618 shares (2020)	1,266	1,262
Capital in excess of par	7,785	7,633
Retained earnings	9,756	13,570
Total shareholders’ equity	18,807	22,465
Total liabilities and shareholders’ equity	$33,697	$33,556

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,814)	$(318)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	1,357	976
Stock-based compensation	99	106
Deferred income taxes	784	(26)
Change in operating assets and liabilities:
Accounts receivable	228	(1,756)
Inventories	(2,651)	3,373
Prepaid expenses and other assets	175	(200)
Income taxes receivable	192	488
Accounts payable, accrued expenses, and other liabilities	1,990	1,659
Total adjustments to net loss	2,174	4,620
Net cash (used) provided by operating activities	(1,640)	4,302

Cash flows from investing activities:
Acquisition	-	(10,529)
Purchase of software	(262)	-
Purchase of property and equipment	-	(17)
Proceeds from sale of property and equipment	-	500
Cash paid for leasehold improvements	-	(484)
Reimbursement of leasehold improvements	-	247
Net cash used in investing activities	(262)	(10,283)

Cash flows from financing activities:
Proceeds from revolving credit facility	29,824	6,525
Repayments of revolving credit facility	(27,222)	(3,795)
Proceeds from term loan	-	3,000
Repayments of term loan	(750)	(167)
Payments for debt issuance costs	-	(569)
Proceeds from PPP loan	-	600
Repayment of PPP loan	-	(600)
Proceeds from exercise of stock options	57	67
Net cash provided by financing activities	1,909	5,061

Net increase (decrease) in cash and cash equivalents	7	(920)

Cash and cash equivalents, beginning of period	5	1,094
Cash and cash equivalents, end of period	$12	$174

Supplemental disclosures:
Cash paid during the period for interest	$372	$23

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Scott’s Liquid Gold-Inc.

Scott's Liquid Gold-Inc. and its trusted brands have been a part of consumers' lives for over 70 years. Our products deliver high-quality, proven results that are supported by best-in-class consumer ratings and reviews. Our portfolio includes some of the most trusted and recognized consumer brand names, including our namesake Scott’s Liquid Gold wood care products, as well as Kids N Pets, Dryel, BIZ Stain Fighter, Denorex, Prell, and Alpha Skin Care.

Investor Relations Contact:

David Arndt

Chief Financial Officer

303.576.6027